UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2014

CES SYNERGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183659	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street
 P.O. Box 1299
Crystal Springs, FL 33524
(Address of principal executive offices) (zip code)

813-788-1688
 (Registrant's telephone number, including area code)

  Copies to:
Andrea Cataneo, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 25, 2014, the majority shareholder of CES Synergies, Inc. (the “Company”), Clyde A. Biston (the Company’s chief executive officer) approved by written consent an amendment to the Company’s articles of incorporation to (i) increase the number of authorized shares of the Company’s common stock from 75,000,000 to 250,000,000, and (ii) effect a two-for-one forward split of the Company’s outstanding common stock. Mr. Biston owns 31,850,000 shares of the Company’s common stock, representing 68.5% of the Company’s issued and outstanding shares of common stock.

The Company anticipates filing the certificate of amendment with the Secretary of State of Nevada and completing the forward stock split effective on or about March 10, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CES SYNERGIES, INC.

Dated: March 3, 2014	By:	/s/ Clyde A. Biston
Name: Clyde A. Biston
Title: Chief Executive Officer

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